Exhibit 99.3

FORM 11-K

(Mark One)
☑	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                                          to
Commission file number 1-10312

SYNOVUS FINANCIAL CORP. DIRECTOR STOCK PURCHASE PLAN

SYNOVUS FINANCIAL CORP.
1111 BAY AVENUE
SUITE 500
COLUMBUS, GEORGIA 31901
(706) 649-5220

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Financial Statements

December 31, 2004, 2003, and 2002

(With Report of Independent Registered Public Accounting Firm Thereon)

KPMG LLP
Suite 2000
303 Peachtree Street, NE
Atlanta, GA 30308

Report of Independent Registered Public Accounting Firm

The Plan Administrator
Synovus Financial Corp.
   Director Stock Purchase Plan:

We have audited the accompanying statements of financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2004 and 2003, and the related statements of operations and changes in plan equity for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Plan’s administrator. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Synovus Financial Corp. Director Stock Purchase Plan as of December 31, 2004 and 2003, and the results of its operations and changes in its plan equity for each of the years in the three-year period ended December 31, 2004 in conformity with U.S. generally accepted accounting principles.

Atlanta, Georgia
April 1, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International; a Swiss cooperative.

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Statements of Financial Condition

December 31, 2004 and 2003

	2004	2003
Assets

Common stock of Synovus Financial Corp. at market value - 2,002,558 shares (cost $23,126,539) in 2004 and 2,355,286 shares (cost $23,958,032) in 2003 (note 2)	$57,233,118	68,114,873
Dividends receivable	351,880	382,930

	$57,584,998	68,497,803

Liabilities and Plan Equity

Plan equity (632 and 605 participants in 2004 and 2003, respectively)	$57,584,998	68,497,803

See accompanying notes to financial statements.

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Statements of Operations and Changes in Plan Equity

Years ended December 31, 2004, 2003, and 2002

	2004	2003	2002
Dividend income	$1,427,165	1,602,239	1,416,585
Realized gain on distributions to participants (note 5)	7,698,828	4,951,277	2,566,158
Unrealized (depreciation) appreciation of common stock of Synovus Financial Corp. (note 4)	(10,050,262)	18,312,105	(16,297,840)
Contributions (notes 1 and 3):
Participants	2,368,339	2,191,935	2,147,462
Synovus Financial Corp. and participating subsidiaries	1,184,169	1,095,967	1,073,731

	2,628,239	28,153,523	(9,093,904)

Withdrawals by participants — common stock of Synovus Financial Corp. at market value (545,939 shares in 2004, 381,705 shares in 2003, and 167,638 shares in 2002) — (note 5)	(13,541,044)	(8,639,268)	(4,023,197)

(Decrease) increase in Plan equity for the year	(10,912,805)	19,514,255	(13,117,101)
Plan equity at beginning of year	68,497,803	48,983,548	62,100,649

Plan equity at end of year	$57,584,998	68,497,803	48,983,548

See accompanying notes to financial statements.

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Notes to Financial Statements

December 31, 2004, 2003, and 2002

(1)	Description of the Plan

The Synovus Financial Corp. Director Stock Purchase Plan (the Plan) was implemented as of January 1, 1985. The Plan is designed to enable participating Synovus Financial Corp. (Synovus) and subsidiaries’ directors to purchase shares of Synovus common stock at prevailing market prices from contributions made by them and Synovus and participating subsidiaries (the Participating Companies).

Synovus serves as the plan administrator. Prior to August 1, 2002, the Plan agent was State Street Bank and Trust Company. Effective August 1, 2002, the Plan agent is Mellon Investor Services, LLC, hereafter referred to as “Agent.”

Any person who currently serves or in the future is elected to serve as a member, advisory member, or emeritus member of the board of directors of any of the Participating Companies is eligible to participate in the Plan. Participants may contribute to the Plan only through automatic transfers of contributions from their designated demand deposit accounts. Participant contributions by directors of subsidiaries may not exceed $1,000 per calendar quarter. Contributions by directors of Synovus may not exceed $5,000 per calendar quarter. Matching contributions to the Plan are to be made by the Participating Companies in an amount equal to one-half of each participant’s contribution. All contributions to the Plan vest immediately.

The Plan provides, among other things, that all expenses of administering the Plan shall be paid by Synovus. Brokers’ fees, commissions, postage, and other transaction costs incurred in connection with the purchase in the open market of Synovus common stock under the Plan are included in the cost of such stock to each participant.

The Plan provides that each participant may withdraw at any time all or part of the full number of shares in his or her account balance. The participant may elect to receive the proceeds in the form of shares of common stock of Synovus or in a lump-sum cash distribution.

The Plan provides that upon termination of participation in the Plan, each former participant will receive, at his discretion, the full number of shares of Synovus common stock held on his behalf by the Agent, together with a check for any fractional share interest, or a lump-sum cash distribution for the proceeds of the sale of all shares held by the Agent on his behalf. A participant who terminates his participation in the Plan may not reenter the Plan until the expiration of a six-month waiting period.

Participation in the Plan shall automatically terminate upon termination of a participant’s status as a board of directors member whether by death, retirement, resignation, or otherwise.

Synovus expects to maintain the Plan indefinitely, but reserves the right to terminate or amend the Plan at any time, provided, however, that no termination or amendment shall affect or diminish any participant’s right to the benefit of contributions made by him or the Participating Companies prior to the date of such amendment or termination.

Synovus reserves the right to suspend Participating Company contributions to the Plan if its board of directors feels that Synovus’ financial condition warrants such action.

(Continued)

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Notes to Financial Statements

December 31, 2004, 2003, and 2002

(2)	Summary of Accounting Policies

The investment in Synovus common stock is stated at market value, which is based on the closing price at year-end obtained by using market quotations on the principal public exchange market for which such security is traded. The December 31, 2004 and 2003 market values were $28.58 and $28.92 per share, respectively.

The realized gain on distributions to participants is determined by computing the difference between the average cost per share and the market value per share at the date of the distribution to the participants.

Dividend income is accrued on the record date.

The Plan’s investments include common stock of Synovus which is exposed to market and credit risks. Due to the level of risk associated with investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the Plan’s financial statements.

Contributions by participants and Participating Companies, as well as withdrawals, are accounted for on the accrual basis.

The Plan is not qualified under Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended. The Plan does not provide for income taxes because any income is taxable to the participants. Participants in the Plan must treat as compensation income their pro rata share of contributions made to the Plan by the participating company. Cash dividends paid on Synovus common stock purchased under the Plan will be taxable to the participants on a pro rata basis for Federal and state income tax purposes during the year any such dividend is received by the participant or the Plan. Upon disposition of the Synovus common stock purchased under the Plan, participants must treat any gain or loss as long-term or short-term capital gain or loss depending upon when such disposition occurs.

Management of the Plan believes that the carrying amount of receivables is a reasonable approximation of the fair value due to the short-term nature of these instruments.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

(Continued)

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Notes to Financial Statements

December 31, 2004, 2003, and 2002

(3)	Contributions Contributions by Participating Companies and by participants are as follows:

	2004		2003		2002
	Participating		Participating		Participating
Participating Company	Companies	Participants	Companies	Participants	Companies	Participants
Synovus Financial Corp.	$197,676	395,342	127,500	255,000	149,667	299,334
Columbus Bank and Trust Company	84,999	169,999	80,333	160,667	83,000	166,000
Commercial Bank and Trust Company of Troup County	26,668	53,336	30,501	61,003	28,667	57,334
Commercial Bank of Thomasville	24,000	48,000	33,167	66,333	24,000	48,000
Security Bank and Trust Company of Albany	53,833	107,666	50,500	101,000	36,000	72,000
Sumter Bank and Trust Company	23,833	47,666	25,333	50,667	24,000	48,000
The Coastal Bank of Georgia	40,333	80,666	42,500	85,000	42,000	84,000
First State Bank and Trust Company	30,666	61,333	31,000	62,000	29,000	58,000
Bank of Hazlehurst	—	—	—	—	15,000	30,000
Cohutta Banking Company	11,276	22,553	12,610	25,219	12,722	25,444
Bank of Coweta	20,000	40,000	20,000	40,000	22,000	44,000
Citizens Bank and Trust of West Georgia	32,002	64,004	32,668	65,336	35,334	70,668
First Community Bank of Tifton	21,000	42,000	22,000	44,000	22,500	45,000
The Quincy State Bank	6,166	12,333	22,667	45,333	24,166	48,332
Community Bank & Trust of Southeast Alabama	21,833	43,666	18,334	36,667	19,500	39,000
CB&T Bank of Middle Georgia	26,000	52,000	28,000	56,000	26,833	53,667
First Coast Community Bank	18,666	37,333	18,000	36,000	16,608	33,217
CB&T Bank of Russell County	14,443	28,887	12,833	25,666	11,833	23,667
Sea Island Bank	27,000	54,000	25,334	50,667	24,167	48,333
Citizens First Bank	22,166	44,333	24,000	48,000	22,000	44,000
Athens First Bank and Trust Co.	24,450	48,900	22,000	44,000	21,500	43,000
Vanguard Bank and Trust	22,500	45,000	22,000	44,000	22,000	44,000
Bank of Pensacola	39,166	78,333	40,333	80,666	40,000	80,000
First Commercial Bank of Birmingham	24,166	48,333	36,000	72,000	27,667	55,333
The Bank of Tuscaloosa	44,000	88,000	40,333	80,667	40,167	80,333
Sterling Bank	24,000	48,000	24,000	48,000	24,667	49,333
First National Bank of Jasper	22,666	45,333	22,667	45,333	22,667	45,333
First Commercial Bank of Huntsville	24,000	48,000	24,444	48,888	27,056	54,112
Tallahassee State Bank	12,000	24,000	12,000	24,000	11,833	23,667
Peachtree National Bank	26,000	52,000	26,000	52,000	27,000	54,000
Citizens Bank of Fort Valley	10,333	20,666	7,833	15,667	12,500	25,000
The Citizens Bank of Cochran	—	—	—	—	8,167	16,333
Charter Bank and Trust Co.	—	—	18,333	36,667	17,000	34,000
Citizens & Merchants State Bank	19,000	38,000	14,333	28,667	16,000	32,000
The National Bank of South Carolina	36,500	73,000	39,667	79,333	36,166	72,333
Bank of North Georgia	48,961	97,922	34,744	69,489	41,844	83,689
Georgia Bank & Trust	10,500	21,000	10,500	21,000	7,000	14,000
Synovus Trust Company	—	—	—	—	1,500	3,000
The Bank of Nashville	8,000	16,000	7,000	14,000	—	—
United Bank of the Gulf Coast	18,500	37,000	13,500	27,000	—	—
United Bank and Trust	20,000	40,000	16,500	33,000	—	—
First Nation Bank	22,034	44,069	6,500	13,000	—	—
Trust One	3,500	7,000	—	—	—	—
Synovus Bank of Jacksonville	5,333	10,666	—	—	—	—
Peoples Bank	16,000	32,000	—	—	—	—

Total contributions	$1,184,169	2,368,339	1,095,967	2,191,935	1,073,731	2,147,462

(Continued)

SYNOVUS FINANCIAL CORP.
DIRECTOR STOCK PURCHASE PLAN

Notes to Financial Statements

December 31, 2004, 2003, and 2002

(4)	Unrealized (Depreciation) Appreciation of Synovus Common Stock

Changes in unrealized (depreciation) appreciation of Synovus common stock are as follows:

	2004	2003	2002
Unrealized appreciation at end of year	$34,106,579	44,156,841	25,844,736
Unrealized appreciation at beginning of year	44,156,841	25,844,736	42,142,576

Unrealized (depreciation) appreciation for the year	$(10,050,262)	18,312,105	(16,297,840)

(5)	Realized Gain on Withdrawal/Distributions to Participants

The realized gain on withdrawal/distributions to participants is summarized as follows:

	2004	2003	2002
Market value at date of distribution or redemption of shares of Synovus common stock	$13,541,044	8,639,268	4,023,197
Less cost (computed on an average cost basis) of shares of Synovus common stock distributed or redeemed	5,842,216	3,687,991	1,457,039

	$7,698,828	4,951,277	2,566,158